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EXHIBIT 10.7

SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT

    THIS SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is entered into as of this 4th day of June, 2001, by and between Health Net, Inc., a Delaware corporation ("Seller"), and Florida Health Plan Holdings II, L.L.C., a Florida limited liability company ("Purchaser").

RECITALS

    WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement dated January 19, 2001 (the "Original Agreement") concerning the sale of all of the outstanding shares of capital stock of Foundation Health, A Florida Health Plan, Inc., a Florida corporation (the "Company")(capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement (as defined below));

    WHEREAS, Seller and Purchaser amended the Original Agreement by (i) that certain Amendment to Stock Purchase Agreement dated as of February 2, 2001 (the "First Amendment"), (ii) that certain Second Amendment to Stock Purchase Agreement dated as of February 8, 2001 (the "Second Amendment"), (iii) that certain Third Amendment to Stock Purchase Agreement dated as of February 16, 2001 (the "Third Amendment"), (iv) that certain Fourth Amendment to Stock Purchase Agreement dated as of February 28, 2001 (the "Fourth Amendment"), and (v) that certain Fifth Amendment to Stock Purchase Agreement dated as of May 1, 2001 (the "Fifth Amendment")(the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment are collectively referred to as the "Agreement"); and

    WHEREAS, Seller and Purchaser desire to further modify certain terms of the Agreement on the terms set forth hereinbelow.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations, promises and covenants herein contained, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

    1.  Recitals. The foregoing recitals are true and correct and made a part hereof.

    2.  Purchase Price. The first sentence of Section 1.2 (c) of the Agreement is hereby replaced in its entirety with the following:

    The remaining balance of the Purchase Price (the "Deferred Payment") shall be paid by Purchaser to Seller by delivery at Closing of a promissory note bearing interest at eight percent (8%) per annum in the original principal amount of the Deferred Payment from Purchaser in favor of Seller with principal payable annually in five equal installments on the second through sixth anniversaries of the Closing Date, with interest payable annually on the first through sixth anniversaries of the Closing Date and otherwise in the form attached hereto as Exhibit 1.2 (c) (the "Promissory Note").

    3.  Promissory Note. Exhibit 1.2(c) of the Agreement is hereby deleted and replaced with Exhibit 1.2(c)attached to this Amendment.

    4.  Post-Closing Adjustments for Pre-Closing Unpaid Claims and Unused Balance of Premium Deficiency Reserve.

      (a) The second sentence of Section 1.4 (a) of the Agreement is hereby replaced in its entirety with the following:

    The Closing Balance Sheet shall include an IBNR Account Balance, Pre-Closing Unpaid Claims reserve, Minimum Surplus and Statutory Surplus (as those terms are hereinafter defined) that are reasonably acceptable to Purchaser based upon the information available at the Effective Time and in accordance with this Agreement.

      (b) The first two sentences of Section 1.4 (b) of the Agreement as previously amended are hereby replaced in their entirety with the following:

    For purposes of this Agreement "IBNR Account Balance" shall mean the amount shown as the balance of the balance sheet account of the Company reflected as the "Outstanding Claim Liability, including LAE" line item determined as follows and otherwise in accordance with SAP using methods within the then existing range of generally accepted industry practices and consistent with the Company's past practices which account balance shall include: (i) the best estimate of incurred but not reported claims of the Company that are incurred prior to the Closing Date, (ii) reported claims of the Company that are received by the Company prior to the Closing Date but are unpaid as of the Closing Date, (iii) loss adjustment expense in an amount equal to 2 percent of the sum of the amounts described in items (i) and (ii) (the "LAE Amount"), and (iv) Seven Million Two Hundred Thousand and No/Dollars ($7,200,000) to cover any under-estimation of the amount described in items (i) and (ii). For purposes of this Agreement, the phrases "Pre-Closing Unpaid Claims", "reserve for Pre-Closing Unpaid Claims", and "Pre-Closing Unpaid Claims reserve" shall each mean an amount equal to the IBNR Account Balance minus the LAE Amount.

      (c) The second sentence of Section 1.4 (c) of the Agreement is hereby replaced in its entirety with the following:

    To the extent that the Paid Claims Amount is less than the Pre-Closing Unpaid Claims reserve as stated on the Closing Balance Sheet, then Purchaser shall pay to Seller the amount by which the Pre-Closing Unpaid Claims reserve as stated on the Closing Balance Sheet exceeds the Paid Claims Amount in four equal installments of principal on the dates which are fifteen (15) months, eighteen (18) months, twenty-one (21) months and twenty-four (24) months after the Closing Date with interest at the rate of six percent (6%) per annum from the Closing Date.

    5.  Post-Closing Adjustment. To the extent that Section 1.4(j) of the Agreement is inconsistent with the terms of Section 1.4 (c) of the Agreement, as modified by this Amendment, the terms of Section 1.4 (c) of the Agreement, as modified by this Agreement, shall control.

    6.  Closing. The following phrase in hereby added to Section 1.5 of the Agreement after the phrase "the Closing takes place" in the seventh line: "or is effective as provided above".

    7.  Conditions to the Obligations of Purchaser. Section 6.2 of the Agreement is hereby amended to add the following as new subsection (j):

      (j)  Seller shall have delivered to Purchaser (i) an executed copy of the reinsurance agreement in the form of Exhibit 6.2(j) attached hereto, properly executed by the Company and FH Assurance Company, a Cayman Islands insurance company (the "Reinsurance Agreement"), and (ii) proof of payment in full of the premium due under the Reinsurance Agreement.

    8.  Miscellaneous. This Amendment is a part of the Agreement; provided, however, that in the event that there are any inconsistencies between the terms and provisions of this Amendment and the remaining portions of the Agreement, the terms and provisions of this Amendment shall govern, control and prevail. In all other respects, the Agreement shall be unchanged and shall remain in full force and effect. The captions appearing in this Amendment are for convenience only and no way define, limit, construe or describe the scope or intent of any section or paragraph. This Amendment shall not be construed more or less favorably with respect to either party as a consequence of the Amendment or various provisions hereof have been drafted by one of the parties hereto. This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SELLER:
WITNESSES:
Health Net, Inc., a Delaware corporation
/s/ DAVID W. OLSON Print Name: David W. Olson	By: /s/ B. CURTIS WESTEN Print Name: B. Curtis Westen Title: Sr. VP, GC & Secretary
/s/ MICHAEL E. JANSEN Print Name: Michael E. Jansen
PURCHASER:
Florida Health Plan Holdings II, L.L.C., a Florida limited liability company
Print Name:	By: /s/ STEVEN M. SCOTT, M.D. Print Name: Steven M. Scott, M.D. Title: Manager
Print Name:

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EXHIBIT 10.7
SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT